Exhibit 21
Petroleum Helicopters Inc.
Subsidiaries of the Registrant at December 31, 1999

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                                          PLACE OF                % OF VOTING
COMPANY                                   INCORPORATION           STOCK OWNED
-------                                   -------------          -------------

International Helicopter Transport, Inc.  Louisiana              100%

Evangeline Airmotive, Inc.                Louisiana              100%

Petroleum Helicopters De Bolivia, Inc.    Delaware               100%

Heli-Tours, Inc.                          Louisiana              100%

Acadian Composites, Inc.                  Louisiana              100%

Transnational Transit LTD                 Trinidad               20%

Asia Aircraft Overseas Philippines        Philippines            30%

Siam Aerospace Technology                 Thailand               48%

Clintondale Aviation                      New York               50%

Air Evac Services, Inc.                   Louisiana             100%

PHI Aeromedical Services, Inc.            Louisiana             100%

Petroleum Helicopters International,Inc   Louisiana             100%


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